Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Board of Directors of the General Partner of American Midstream Partners, LP:

In our opinion, the accompanying statement of assets acquired and liabilities assumed at November 1, 2011, presents fairly, in all material respects, the financial position of the 50% undivided interest in the Burns Point Plant acquired from Marathon Oil Company, in conformity with accounting principles generally accepted in the United State of America. This financial statement is the responsibility of the management of American Midstream Partners, LP. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared on the basis of accounting described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP

Denver, Colorado

February 9, 2012

Report of Independent Registered Public Accounting Firm

To the Board of Directors of the General Partner of American Midstream Partners, LP:

In our opinion, the statement of revenues in excess of expenses of the Burns Point Plant (the “Plant”) for the year ended December 31, 2010, presents fairly, in all material respects, the revenues and direct operating expenses of the 50% undivided interest in the Plant acquired from Marathon Oil Company, in conformity with accounting principles generally accepted in the United State of America. This financial statement is the responsibility of the management of American Midstream Partners, LP. Our responsibility is to express an opinion on this financial statement based on our audits. We conducted our audit of this financial statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues in excess of expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared on the basis of accounting described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP

Denver, Colorado

February 9, 2012

American Midstream Partners, LP

50% Undivided Interest in the Burns Point Plant Acquired from Marathon Oil Company

Statement of Assets Acquired and Liabilities Assumed

(in thousands)

November 1, 2011

Assets acquired:
Property, plant and equipment	$36,065

Total assets acquired	36,065

Liabilities assumed	—

Net assets acquired	$36,065

The accompanying notes are an integral part of these financial statements.

American Midstream Partners, LP

50% Undivided Interest in the Burns Point Plant Acquired from Marathon Oil Company

Statement of Revenues in Excess of Expenses

(in thousands)

	For the Nine Months Ended September 30, 2011	For the Year Ended December 31, 2010	For the Nine Months Ended September 30, 2010

	(unaudited)		(unaudited)
Revenue	$4,632	$4,645	$3,203
Direct operating expenses	1,195	1,805	1,123

Revenue in excess of expenses	$3,437	$2,840	$2,080

The accompanying notes are an integral part of these financial statements.

American Midstream Partners, LP

50% Undivided Interest in the Burns Point Plant Acquired from Marathon Oil Company

Notes to Statement of Assets Acquired and Liabilities Assumed and

Statements of Revenues in Excess of Expenses

1. Background and Basis of Presentation

On December 1, 2011, American Midstream Partners LP (“Partnership”) acquired a 50% undivided interest (“Interest”) in the Burns Point Plant (“Plant”) from Marathon Oil Company (“Seller”) for total cash consideration of $35.5 million. No liabilities of the Seller were assumed. The purchase was effective November 1, 2011 (“Effective Date”) with the Partnerships’ assumption of insurable risks, operating liabilities and entitlement to in-kind revenues as of that date. The remaining 50% undivided interest is owned by the Plant operator, Enterprise Gas Processing, LLC (“Operator”). The Plant, which is an unincorporated venture, is governed by a construction and operating agreement (“Agreement”).

The Plant is located in St. Mary Parish, Louisiana, and processes raw natural gas using a cryogenic expander. The Plant inlet volumes are sourced from offshore natural gas production via the Partnership’s Quivira system, Gulf South pipelines and onshore from individual producers near the plant. The Partnership’s Quivira system currently supplies approximately 85% of the inlet volume to the Plant. The residue gas is transported, via pipeline to Gulf South and Tennessee Gas Pipeline and the Y-grade liquid is transported via pipeline to K/D/S Promix, LLC (“Promix”), an Enterprise operated fractionator. The current capacity of the plant is 165 MMcf/d. The acquisition complemented the Partnerships' existing assets given the location of the Plant in comparison to the Quivira system.

The Plant is not a legal entity but rather an asset that is jointly owned by the Operator and the Partnership. The Partnership acquired an interest in the asset group and does not hold an interest in a legal entity. Each of the owners in the asset group is proportionately liable for the liabilities. Outside of the rights and responsibilities of the Operator, the Partnership and the Operator have equal rights and obligations to the assets. Significant non-capital and maintenance capital expenditures, plant expansions and significant plant dispositions require the approval of both owners.

Under the terms of the Agreement, the Operator is required to provide monthly production allocation and expense statements to the Partnership and is not required to prepare and provide to the Partnership balance sheet information or stand-alone financial statements. Historically, balance sheet and stand-alone financial statements for the Plant have not been prepared and are, therefore, not available.

The Partnership looked at the governance structure of the Plant and applied the concepts discussed in ASC-810-10-45 (“Other Presentation Matters.”) The Partnership determined that while the facility is an unincorporated joint venture, the asset group is jointly controlled with the Operator.

The Partnership reviewed the requisite for the application of the equity method of accounting , given the joint control attribute of the Plant, and because the necessary complete Plant financial statements are not, nor expected to be, available from the Operator, the Partnership has elected to account for its Interest using the proportionate consolidation method. Under this method, the Partnership includes in its consolidated statement of operations its value of Plant revenues taken in-kind and Plant expenses reimbursed to the Operator. The Partnership believes this presentation provides sufficient financial information concerning its Interest in the Plant.

The statements of revenue in excess of expenses are not intended to be a complete presentation of the results of operations of the Plant as they do not include general and administrative expenses; interest income or expense; depreciation, depletion, and amortization; any provision for income tax expenses and other income and expense items not directly associated with operating revenues. Historical financial statements reflecting financial position, results of operations, and cash flow required by accounting principles generally accepted in the United States are not presented as such information is not readily available for the Plant on a stand-alone basis. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of Securities and Exchange Commission Regulation S-X.

American Midstream Partners, LP

50% Undivided Interest in the Burns Point Plant Acquired from Marathon Oil Company

Notes to Statement of Assets Acquired and Liabilities Assumed and

Statements of Revenues in Excess of Expenses (continued)

2. The Use of Estimates

The preparation of the statements of revenues in excess of expenses requires the Partnership’s management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the respective reporting periods. Actual results may differ from the estimates and assumptions used in the preparation of the statements of revenues in excess of expenses.

3. Revenue

Plant revenue, which is taken in-kind, is allocated to each owner based on its percentage of ownership as stipulated in the Agreement. Each owner, under their own contracts, transports and processes and markets their allocated volumes. In-kind plant revenue is valued at historical finished NGL product market prices less fractionation costs.

4. Operating Expenses

Direct expenses and Operator allocated overhead is ascribed to each owner based upon ownership interest as stipulated in the Agreement with an additional contractual administrative charge paid to the Operator by the Partnership. The Operator is required to provide the Partnership with monthly operating expense statements, which are settled monthly in cash.

5. Fair Value Measurement

For the reasons described in Note 1, the historical carrying value of the Plant is not available. As such, the Partnership has prepared its statement of assets acquired and liabilities assumed on the basis of the allocation of the purchase price as of the Effective Date of the acquisition. The Partnership calculated the fair value of the Interest acquired from the Seller with the assistance of an independent third party valuation firm. This valuation was performed primarily using a discounted cash flow model that included certain market assumptions related to future throughput volumes, projected prices, expected direct operating costs and risk adjusted discount rates. The Partnership created the projections and reviewed the calculations, assumptions and valuation methodology used to determine the fair value of the assets acquired. The Partnership determined the final fair values to assign to the assets and liabilities in determining the purchase price allocation and had sole responsibility for those items in the financial statements. Based on its measurement of fair values for all of the assets acquired and liabilities assumed, the Partnership allocated the $36.1 million fair value of the Interest to property plant and equipment, with an estimated useful life of 40 years.

American Midstream Partners, LP

50% Undivided Interest in the Burns Point Plant Acquired from Marathon Oil Company

Unaudited Consolidated Pro Forma Financial Information

The following unaudited pro forma consolidated information sets forth the Partnership’s unaudited historical and pro forma consolidated balance sheet at September 30, 2011and the Partnership’s unaudited historical and pro forma consolidated statements of operations for the nine months ended September 30, 2011 and year ended December 31, 2010.

The unaudited pro forma consolidated balance sheet at September 30, 2011 and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2011 and year ended December 31, 2010, give effect to the acquisition by the Partnership of the Interest as if it had occurred on September 30, 2011 for the unaudited pro forma consolidated balance sheet and on January 1, 2010 for the unaudited pro forma consolidated statements of operations.

The unaudited pro forma adjustments are based on available information and certain assumptions the Partnership’s management believes are reasonable. Presentation of the unaudited pro forma consolidated financial information is prepared in conformity with Article 11 of Regulation S-X.

The unaudited pro forma consolidated financial information is for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that the Partnership would have reported had this acquisition been completed on the dates indicated and should not be taken as representative of its future consolidated results of operations or financial position. Further, the unaudited pro forma consolidated statement of operations is not indicative of the operations going forward because it necessarily excludes various operating expenses.